EXECUTION COPY

INVESTOR RIGHTS AGREEMENT

BY AND AMONG

CRH MEZZANINE PTE. LTD.

AND

GOLD TORRENT, INC.

Dated as of February 9, 2017

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Table of Contents

(continued)

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INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (the “Agreement”) is made, entered into and effective February 9, 2017, by and among each of CRH MEZZANINE PTE. LTD., a Singapore private limited company (the “Investor” and together with any of its successors, assigns and Permitted Transferees of the Preferred Note and/or Warrants or Company Shares acquired upon exercise or conversion of the Preferred Note and/or Warrants, the “Investor(s)”), and GOLD TORRENT, INC., a Nevada corporation (including any of its successors by merger, acquisition, reorganization, conversion or otherwise (the “Company”)) and Daniel Kunz, a resident of Idaho and Chief Executive Officer of the Company (solely for the purpose of Section 2.07 (CEO Commitment), “Kunz”). Unless otherwise defined, capitalized terms used in this Agreement are defined in Section 1.01 (Defined Terms).

WITNESSETH:

WHEREAS, the Company is party to a limited liability company operating agreement with Miranda U.S.A., Inc. (“Miranda”), under which the Company and Miranda formed Alaska Gold Torrent LLC, a joint venture limited liability company (“JV Co”), to develop the Project;

WHEREAS, the Company, the Investor and CRH FUNDING II PTE. LTD. (the “Stream Investor”) are parties to that certain Convertible Preferred Note Purchase and Investment Agreement dated February 9, 2017 (the “Securities Purchase Agreement”), pursuant to which, among other things: (a) the Company borrowed US$2,000,000 from the Investor, which is evidenced by the Preferred Note, convertible into Common Stock; (b) the Company issued Warrants, exercisable to acquire two million Common Stock at US$0.50 per share for a period of three (3) years, to the Investor; and (c) Stream Investor will invest up to US$11,250,000 in JV Co under the terms of the Streaming Agreement to fund certain development activities on the Project; and

WHEREAS as a condition to the completion of certain transactions contemplated pursuant to the Securities Purchase Agreement, the Company has agreed to grant certain rights set out herein to the Investor on the terms and subject to the conditions set out herein, and the Investor has agreed to make certain covenants in favor of the Company on the terms and subject to the conditions set out herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act; provided that no Holder shall be deemed an Affiliate of the Company or its Subsidiaries for purposes of this Agreement; provided further that neither portfolio companies (as such term is commonly used in the private equity industry) of the Holders nor limited partners, non-managing members or other similar direct or indirect investors shall be deemed to be Affiliates of the Holder(s). The term “Affiliated” has a correlative meaning.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York are required or authorized by law or executive order to be closed.

“Canadian Exchange” means the Toronto Stock Exchange or the TSX Venture Exchange.

“Canadian Going Public Event” means the completion by the Company of each of the items listed under either (i) or (ii) below:

(i) an initial public offering by the Company of its Common Stock with a concurrent listing on a Canadian Exchange (“Canadian Public Offering”); or

(ii) a transaction in which the Common Stock is listed on a Canadian Exchange whether by means of a reverse take-over, merger, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale of all or substantially all assets, exchange of assets or similar transaction or other combination with a public corporation.

“Canadian Prospectus” means a prospectus filed with one or more Canadian Securities Regulatory Authorities qualifying that offer, sale or distribution of Common Stock, Common Stock Equivalents, or other securities of the Company.

“Canadian Securities Law” means the securities legislation in each province and territory of Canada, including all rules, regulations, published policy statements and blanket orders thereunder or issued by one or more of the Canadian Securities Regulatory Authorities in Canada.

“Canadian Securities Regulatory Authorities” means, collectively, the securities regulatory authority in each of the provinces and territories of Canada.

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“Change of Control” means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or (ii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) more than 50% of the total voting power of the Company or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Company.

“Commercial Production” two consecutive months of a minimum of 650 Gold Equivalent Ounces per month produced by the Project.

“Company” has the meaning set forth in the preamble.

“Company Public Sale” has the meaning set forth in Section 5.01(a) (Participation).

“Company Shares” or “Common Stock” means the Common Stock, par value $0.001 per share, of the Company, any securities into which such Common Stock shall have been changed, or any securities resulting from any reclassification, recapitalization or similar transactions with respect to such Common Stock.

“Common Stock Equivalent” means securities exercisable, exchangeable or convertible into Common Shares.

“Confidential Information” means (i) all confidential information or materials of the Company whether or not marked confidential and however communicated, including, but not limited to, information or materials respecting: (i) data, knowledge, knowhow, discoveries, inventions, improvements, technology or developments in technology, geological or metallurgical processes, maps, models, interpretations, tests and results and other proprietary information related to the Company’s business that is not generally known; (ii) business, business plans, and methods and techniques, customer lists, business opportunities, network design, systems, production and marketing strategies, trade secrets and other private matters; (iii) any other information, materials or knowledge suggested by or arising out of the foregoing business activity, investigations or development activities of the Company and shall include without limitation, all memoranda, summaries, notes, reports, analysis, compilations, studies, documents and computer generated data or information, relating to, derived from or reflecting the review of the foregoing by the receiving party; provided, however, the following information shall not be considered Confidential Information: (i) information that is or becomes generally available to the public other than as a result of a disclosure by the receiving party; (ii) information that is demonstrated to have been previously known or available to the receiving party on a nonconfidential basis prior to its disclosure by the receiving party; (iii) information that prior to its disclosure by the receiving party becomes available to the receiving party on a nonconfidential basis from a source other than the disclosing party not known by the receiving party to be subject to any confidentiality agreement or other legal restriction on disclosing such information; or (iv) information that has been acquired or developed by the receiving party without violating any of its obligations under this Agreement.

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“Employee Shareholder” means each officer, director, employee or consultant of the Company or any of its Subsidiaries who both holds Registrable Securities and is a party to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Gold Equivalent Ounces” means, (i) the number of ounces of gold produced during a specific period (for purposes of this definition the “Milestone Period”), plus (ii) the number of ounces of silver produced during the Milestone Period expressed in additional ounces of gold (for the purposes of this definition, the “Gold Equivalent”). The Gold Equivalent shall be equal to the number of ounces of silver produced under (ii) above, divided by the quotient of (x) the average Gold Market Price for the trading days during the Milestone Period, and (y) the average Silver Market Price for the trading days during the Milestone Period.

“Holder” means any holder of Registrable Securities that is a party hereto or that succeeds to rights hereunder under the terms of this Agreement.

“Investor” and “Investor(s)” have the meanings set forth in the preamble.

“IPO” means the first underwritten public offering and sale of Company Shares for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act, or a Canadian Prospectus under applicable Canadian Securities Laws.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Loss” or “Losses” has the meaning set forth in Section 5.07(a) (Indemnification by the Company).

“Merger Transaction” means an arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization or other similar transaction in which (a) the Company is a constituent party or (b) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation; in each case which are subject to the approval of the Board of Directors of the Company.

“Owns,” “Own,” “Owning”, “Owned” or “Ownership” shall mean beneficial ownership of any equity securities, including and assuming (i) the conversion or exercise of all outstanding Preferred Notes and Warrants and (ii) the exercise of all outstanding Common Stock Equivalents without regard to any restrictions or conditions with respect to the exercisability of such Common Stock Equivalents. For the avoidance of doubt, Ownership by a person of Preferred Notes and/or Warrants shall be treated as Ownership of Common Stock by such person as if such Preferred Notes were converted into Common Stock or Warrants are exercised for Common Stock without regard to any restrictions or conditions with respect to such conversion.

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“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable Registration Statement, or Canadian Prospectus, as applicable.

“Participating Investor Group” means, with respect to any Registration, any Holder of Registrable Securities, Affiliated with the Investor(s), and covered by the applicable Registration Statement, or Canadian Prospectus, as applicable.

“Permitted Assignee” has the meaning set forth in Section 6.07 (Successor, Assigns, and Transferees).

“Permitted Transferee” shall mean, (a) in the case of Shareholders that is not a natural person, any Affiliate and (b) in the case of Shareholders who are natural persons, any trust established for the sole benefit of such Shareholder or such Shareholder’s spouse or direct lineal descendents provided such Shareholder is the trustee of such trust, or any Person in which the direct and beneficial owner of all voting securities of such Person is such Shareholder, or such Shareholder’s heirs, executors, administrators or personal representatives upon the death, incompetency or disability of such Shareholder.

“Person” means any individual, partnership, corporation, limited liability company, private limited company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

“Piggyback Registration” has the meaning set forth in Section 5.01(a) (Participation).

“Preferred Notes” mean the Secured Convertible Preferred Notes in the principal amount of US$2,000,000, convertible into Common Stock, originally issued to the Investor under the Securities Purchase Agreement and any notes issued in exchange or substitution thereof.

“ Project” has the meaning set forth in the Streaming Agreement.

“Prospectus” means the prospectus included in any Registration Statement, or Canadian Prospectus, as applicable, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, or Canadian Prospectus, as applicable, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means any Company Shares (acquired or acquirable upon the conversion or exercise of Preferred Notes and Warrants) and any securities that may be issued or distributed or be issuable or distributable in respect of, or in substitution for, any Company Shares by way of conversion, exercise, dividend, share split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case whether now owned or hereinafter acquired; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been distributed pursuant to Rule 144 or Rule 145 of the Securities Act (or any successor rule) and new certificates for them not bearing a legend restricting transfer shall have been delivered by the Company, (iii) such Registrable Securities become eligible for resale pursuant to Rule 144 without any restrictions thereunder, including without the requirement for current public information under Rule 144(c), Rule 144(i) is not applicable and new certificates for them not bearing a legend restricting transfer shall have been delivered by the Company (iv) a Registration Statement on Form S-8 (or any successor form) covering such securities is effective or (v) such Registrable Securities cease to be outstanding.

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“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement, or qualification with the Canadian Securities Regulatory Authorities of the Company’s securities for distribution to the public under a Canadian Prospectus. The term “Register” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 5.06 (Registration Expenses).

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Securities Purchase Agreement” has the meaning set forth in the preamble.

“Shareholder” means a holder of Common Stock or Common Stock Equivalents.

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“Special Registration” has the meaning set forth in Section 5.09 (Clear Market).

“Streaming Agreement” means that certain Gold and Silver Prepayment Agreement by and among JV Co and the Stream Investor dated February 9, 2017.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity.

“Transfer” shall mean any sale, assignment, pledge, transfer, hypothecation or other disposition or encumbrance, and each of “Transferred”, “Transferee” and “Transferor” have a correlative meaning.

“Underwritten Offering” means a Registration, or Canadian Prospectus in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Warrants” means Series A share purchase warrants dated February 9, 2017 issued by the Company and exercisable to acquire two million Common Stock at US$0.50 per share for a period of three (3) years and any share purchase warrants issued in exchange or substitution thereof.

SECTION 1.02. Other Interpretive Provisions.

(i)	In this Agreement, except as otherwise provided:

(ii)	A reference to an Article, Section or Schedule is a reference to an Article or Section of or Schedule to, this Agreement, and references to this Agreement include any preamble in or Schedule to this Agreement.

(iii)	The Schedules form an integral part of and are hereby incorporated by reference into this Agreement.

(iv)	Headings and the Table of Contents are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

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(v)	Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine and vice versa, and words importing persons include corporations, associations, partnerships, joint ventures and limited liability companies and vice versa.

(vi)	Unless the context otherwise requires, the words “hereof” and “herein”, and words of similar meaning refer to this Agreement as a whole and not to any particular Article, Section or clause. The words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation.”

(vii)	A reference to any legislation or to any provision of any legislation shall include any amendment, modification or re-enactment thereof and any legislative provision substituted therefor.

(viii)	All determinations to be made by any Holder hereunder may be made by it in its sole discretion, and the Holder may determine, in its sole discretion, whether or not to take actions that are permitted, but not required, by this Agreement to be taken by it, including the giving of consents required hereunder.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intention or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

ARTICLE II

BOARD OF DIRECTORS AND COMMITTEES; CEO COMMITMENTS

SECTION 2.01. Board Appointments. As of the date hereof, the Board of Directors consists of, Roy Eiguren, Ryan Hart, Daniel Kunz, Alexander Kunz, and Steve McGrath. From and after the date hereof, the Company shall take all reasonable action within its power, including the voting of (or acting by written consent with respect to) all shares of Common Stock of the Company Owned by them, required to cause the Board of Directors to have no greater than seven (7) members, one of which shall be appointed by the Investor(s), so long as the Investor(s) Owns at least 10% of the then outstanding shares of Common Stock (the “Investor Director”), provided that the Investor Director meets the individual qualifications and requirements for directors under applicable law.

SECTION 2.02. Replacement Directors. In the event that the Investor Director appointed in the manner set forth in Section 2.01 (Board Appointments) hereof is unable to serve, or once having commenced to serve, is removed or withdraws from the Board of Directors (a “Withdrawing Director”), and the Investor(s) remains entitled to appoint the Investor Director to the Board of Directors pursuant to Section 2.01 (Board Appointments), such Withdrawing Director’s replacement (if any) (the “Substitute Director”) will be appointed by Investor as provided in Section 2.01 (Board Appointments). The Company and its Board of Directors agree to take all action within their respective power, including the voting of (or acting by written consent with respect to) Shares Owned by them (i) to cause the appointment of such Substitute Director promptly following his or her nomination pursuant to this Section 2.02 (Replacement Directors) or (ii) upon the written request of Investor, to remove, with or without cause, the then sitting Investor Director.

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SECTION 2.03. Committees of the Board of Directors. In the event that the Board of Directors establishes any committee thereof, so long as the Investor(s) has the right to appoint the Investor Director pursuant to this Agreement, the membership of such committee shall include the Investor Director, unless, in each case, prohibited by law or applicable rules or regulations of any Regulatory Authorities. The foregoing right to appoint the Investor Director to any committee of the Board of Directors shall not apply to any committee formed to consider a transaction between the Investor(s) and the Company or to any committee formed to consider financing activities or transactions, including proposed mergers, arrangements, takeover bids or any similar type of transaction.

SECTION 2.04. Observer Rights. From and after the date hereof and for so long as the Investor(s) Owns at least 5% of the then outstanding shares of Common Stock, in addition to the rights set forth in Section 2.01 (Board Appointments), the Investor(s) shall have the right to designate one (1) representative (the “Investor Observer”) to attend and observe all meetings of the Board of Directors and any committees thereof (excluding any committee formed to consider a transaction between the Investor(s) and the Company or other circumstances where, and only to the extent that, the Investor Director is conflicted). The Investor Observer shall be given notice of (in the same manner that notice is given to other members of the Board of Directors) all meetings (whether in person, telephonic or otherwise) of the Board of Directors, including all committee meetings. The Investor Observer shall receive a copy of all notices, agendas and other material information distributed to the Board of Directors and any committees thereof (excluding any committee formed to consider a transaction between the Investor(s) and the Company or other circumstances where, and only to the extent that, the Investor Director is conflicted), whether provided to directors in advance or, during or after any meeting, regardless of whether the Investor Observer shall be in attendance at the meeting.

SECTION 2.05. Directors of Subsidiaries. From and after the date hereof, so long as the Investor(s) elects to designate the Investor Director pursuant to this Agreement and, to the extent requested by the Investor(s), the board of directors or managers of any material subsidiary of the Company that owns an interest in or is material to the operations of the Project, shall include the Investor Director. The Company shall take all action within its power to cause such designee to be appointed to such boards. Such designee shall have the same right to participate on committees of the board of such subsidiaries as such designees have pursuant to Section 2.03 (Committees of the Board of Directors).

SECTION 2.06. Indemnification, Expense Reimbursement and Other Rights.

(a) The Company shall maintain directors and officers insurance that provides coverage of the directors and officers of the Company as in effect as of the date of this Agreement or alternatively, with coverage customary for similarly situated companies, except as otherwise decided in accordance with policies adopted by the Board of Directors, including the Investor Director, whose consent shall not be unreasonably withheld, conditioned or delayed.

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(b) In addition to any other indemnification rights the Investor Director has pursuant to the Articles of Incorporation, the bylaws of the Company and any agreement with the Company or otherwise, the Investor Director shall have the right to enter into, and the Company agrees to enter into, an indemnification agreement with the Investor Director, which indemnification agreement shall be consistent in all material respects with the indemnification agreement, in substantially in the form attached as Exhibit B hereto, and shall be subject to applicable laws. The Investor Director shall not be entitled to any equity grants and other stock incentives provided to non-employee members of the Board of Directors nor shall the Investor Director be paid the same Board and committee fees, if any, paid to non-employee members of the Board of Directors, provided however, that (i) the Board of Directors may in its sole discretion determine to provide the Investor Director with equity grants or other stock incentives or to pay the Investor Director Board or committee fees and (ii) if at any point in time the Company provides compensation to any director of the Company that is appointed, nominated or elected to the Board of Directors pursuant to appointment, nomination or voting rights granted to a third-party by the Company, then for so long as such other director receives such compensation, the Investor Director shall be compensated in an equivalent manner. The Company shall reimburse the reasonable expenses incurred by the Investor Director and the Investor Observer in connection with attending (whether in person or telephonically) all meetings of the Board of Directors or committees thereof or other Company related meetings to the same extent as all other members of the Board of Directors are reimbursed for such expenses (or, in case any such expense reimbursement policy shall apply only to non-employee directors, to the same extent as all other non-employee directors). The Company shall maintain director and officer insurance covering the Investor Director on the same terms and with the same amount of coverage as is provided to other members of the Board of Directors.

SECTION 2.07. CEO Commitment. As of the date hereof, Kunz serves as the Company’s Chief Executive Officer. From and after the date hereof and continuing until six (6) months after the Project is in Commercial Production, Kunz will not devote material management time to any project other than the Project without the Investor(s)’s written consent, except for the board of director positions set forth on Schedule 2.07 attached hereto.

SECTION 2.08. Right of First Offer.

(a) If at any time after the date hereof and for so long as the Investor(s) Owns at least 5% of the then outstanding shares of Common Stock, the Company desires to engage in any non-equity financing, whether private or public (a “Financing”), for the purpose of further developing the Company’s legal interest in any mine, property, project or other mining enterprise, including the Project, the Company shall not enter into such Financing without first providing the Investor(s) with the option to provide such Financing in accordance with the procedures set out in this Section 2.08 (the “Right of First Offer”).

(b) Upon determining the amount and general conditions of a desired financing, the Company shall give notice of such prospective financing to the Investor(s) and provide the Investor(s) with (i) all the terms and conditions of such financing approved by the Company’s Board of Directors and/or otherwise distributed on behalf of the Company to any Person (the “Approved Terms”) and (ii) all the terms and conditions of any offers, term sheets, indications of interest or equivalent document or terms for financing opportunities presented to the Company by any Persons (each, “Third Party Terms”).

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(c) If the Investor(s) wishes to provide the Financing to the Company on substantially the Approved Terms, it must provide the Company with written notice of its desire to exercise such option (“Option Notice”) within 30 days of the Investor(s)’s receipt of the Proposed Terms, failing which the Investor(s) shall be deemed to have waived its Right of First Offer described in the most recent Approved Terms for a period of 270 days beginning on the date that the Company provides to the Investor(s) the most recent Approved Terms.

(d) If the Investor(s) delivers the Option Notice as prescribed under Section 2.08(c), it shall have 30 days after delivery of the Option Notice to present the Company with a fully committed and credit approved offer of finance for the Financing (the “Purchaser Term Sheet”), failing which the Investor(s) shall be deemed to have waived its Right of First Offer for a period of 270 days beginning on the date that the Company provides to the Investor(s) the most recent Approved Terms.

(e) If the Investor(s) elects not to exercise the Right of First Offer, the Company may enter into a Financing with any other lender or financial institution on substantially the Approved Terms, closing within a period of 120 days beginning on the date that the Company provides to the Investor(s) the most recent Approved Terms.

(f) If the Approved Terms are materially amended, the Company may not proceed with a Financing without complying with the terms of the Investor(s)’ Right of First Offer under this Section 2.08.

ARTICLE III

EQUITY RIGHTS

SECTION 3.01. Transfer Rights. Subject to compliance with the terms hereof and applicable laws, the Investor(s) shall be entitled to freely Transfer the Preferred Notes, Warrants and/or any Shares Owned by it to any Person, in each case at any time and from time to time.

SECTION 3.02. Subscription Rights.

(a) If at any time after the date hereof and prior to the Canadian Going Public Event, for so long as the Investor(s) own(s) at least 5% of the then outstanding shares of Common Stock, the Company proposes to issue securities of the Company of any kind (for purposes of this Section 3.02 (Subscription Rights), the term “securities” shall include Common Stock, Common Stock Equivalents, and any warrants, options or other rights to acquire equity securities or debt securities) or otherwise raise capital through debt or equity of any kind (other than the issuance of securities (1) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan, employment agreement or other management equity program in an amount not to exceed ten percent (10%) of the outstanding Common Stock of the Company so long as such arrangement is approved by the Board of Directors, including the Investor Director, (2) upon conversion of the Preferred Notes, or (3) by reason of a dividend, share split or other distribution on Common Stock), then, subject to the provisions set forth below, including Section 3.02(d) below, the Company shall:

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(i)	give the Investor(s) written notice setting forth in reasonable detail the designation and all of the terms and provisions of the securities proposed to be issued (the “Proposed Securities”), including, all reasonable detail with respect to such securities that is known as of the date such notice is provided (each, a “Company Notice”); and

(ii)	offer to issue Investor(s) a right to purchase securities in an amount of the Proposed Securities equal to the Investor(s)’s pro rata Ownership of the outstanding Common Stock of the Company (calculated on an as converted basis), on terms that are not less favorable to the Investor(s) than any other Person may acquire the Proposed Securities (the “Investor Securities”);

provided that the Investor(s) may assign, subject to the consent of the Board of Directors, not to be unreasonably withheld, conditioned or delayed, the foregoing rights to participate in the issuance of securities of the Company pursuant to this Section 3.02 (Subscription Rights) to any Person (which for avoidance of doubt need not be an affiliate of the Investor(s)), and in connection therewith, the Investor(s) may be entitled to collect a fee in connection therewith, from the Company and/or the purchaser of the Proposed Securities, as agreed to by the applicable parties.

(b) The Investor(s) must within thirty (30) days after receipt of a Company Notice provide notice (the “Investor Notice”) of the Investor(s)’s or its Permitted Transferee assignee’s intention, if any, to exercise its purchase rights hereunder or for a third-party to do so. If the Investor(s) does not provide the Investor Notice within such thirty (30) day period, it will be deemed to have rejected the Company’s offer. Thereafter, the Company will not be required to again reoffer the Investor(s) or its assignees, the Investor Securities relating to the Proposed Securities that the Investor(s) or its assignees have not elected to purchase during the ninety (90) days following such expiration on terms and conditions not more favorable to the purchasers thereof than those offered to the Investor(s). Any Proposed Securities offered or sold by the Company after such ninety (90)-day period must be reoffered to the Investor(s) pursuant to this Section 3.02(b).

(c) The election by the Investor(s) not to exercise its subscription or lending rights under this Section 3.02 (Subscription Rights) in any one instance shall not affect the Investor(s)’s right (other than in respect of a reduction in the Investor(s)’s percentage holdings) as to any subsequent proposed issuance subject to this Section 3.02 (Subscription Rights).

(d) Notwithstanding anything contained in this Section 3.02 (Subscription Rights), either (A) the offer or issuance of all or a portion of the Proposed Securities shall only be made to Persons that are “accredited investors” within the meaning of Rule 501(a) under Regulation D promulgated under the Securities Act, or (B) in the event that the offer or issuance of all or a portion of the Proposed Securities to any one or more Persons that are not “accredited investors” would require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, to the extent necessary to avoid such registration or disclosure document and at the option of the Investor(s), any one or more of such Persons may be excluded from the offer to purchase any Proposed Securities pursuant to this Section 3.02 (Subscription Rights) and shall have no rights under this Section 3.02 (Subscription Rights).

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(e) Nothing contained in this Section 3.02 (Subscription Rights) shall be interpreted to prevent the Company from completing the offer and sale of Proposed Securities prior to the receipt of notice from the Investor(s) or its assignees indicating their intent to purchase or not to purchase the Investor Securities or the expiration of the 30-day period provided for in Section 3.02(b), so long as the such offers and sales are made pursuant to the terms and conditions disclosed to the Investor(s) and the completion of such offers and sales does not in any way prevent, interfere with or delay the Investor(s)’s or its assignees’ ability to exercise their rights to purchase the Investor Securities.

ARTICLE IV

CANADIAN PUBLIC OFFERING EVENT

SECTION 4.01. Canadian Going Public Undertaking. Subject to compliance with the terms hereof and applicable laws, the Company will use good faith efforts to complete a Canadian Going Public Event no later than twelve (12) months after the Closing Date. The Company will use commercially reasonable efforts to cause Company Shares held by or acquirable by the Investor(s) to be qualified by the Canadian Prospectus, if any, and to cause such Common Stock to be freely tradable without restriction on the Canadian Exchange.

SECTION 4.02. Dilution Restriction. Under no event shall the Canadian Going Public Event result in a dilution to the Investor(s) of more than ten percent (10%) of its Ownership of Common Shares without the written consent of the Investor(s).

SECTION 4.03. Investor Cooperation. Subject to compliance with the terms hereof and applicable laws, the Investor(s) will use commercially reasonable efforts to support the Company’s Canadian Going Public Event, including meeting with potential investors, advisors and other Parties as may be reasonably requested by the Company.

ARTICLE V

REGISTRATION RIGHTS

SECTION 5.01. Demand Registration.

(a) At twenty-four (24) months after the Closing Date, upon written notice to the Company from the Holder(s) requesting a Registration pursuant to this Section 5.01, which notice shall specify the number and the intended method of disposition of Registrable Securities, the Company shall promptly use its reasonable best efforts to effect and maintain the Registration on an appropriate form under the Securities Act and a Canadian Prospectus, if applicable (a “Demand Registration”), of offers and sales of Registrable Securities by the Holder(s) (collectively, the “Demand Securities”) and any securities which the Company may elect to Register in connection with the offering of Demand Securities and such other Equity Securities the Company may be obligated to include due to piggyback registration rights, if any, granted to third parties, in each case in accordance with the intended method or methods of disposition specified by the Holder(s), subject to the other provisions of this Agreement; provided that the Company shall not be obligated to effect any Demand Registration except in accordance with the following provisions:

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(i)	the Holder(s) shall be entitled to make up to three (3) requests for Registration pursuant to this Section 5.01, other than Registrations requested to be effected pursuant to a registration statement on Form S-3 under the Securities Act (or any successor thereto), for which an unlimited number of requests pursuant to this Section 5.01 shall be permitted; provided that at the time of such request the Company is eligible for use of Form S-3 under the Securities Act (or any successor thereto);

(ii)	for any Demand Registration requested by the Holder(s), the Company may use a registration statement on Form S-3 or any successor form thereto if the Company would qualify to use such form within thirty (30) days after the date on which the initial request is given and the Company shall not be required to file such registration statement until it is so qualified;

(iii)	the Holder(s) shall not be entitled to request any Registration pursuant to this Section 5.01 any earlier than 180 days after the effective date of the registration statement for the last Registration subject to this Section 5.01;

(iv)	the Company shall not be required to effect any Registration pursuant to this Section 5.01 unless the anticipated gross proceeds of the Demand Securities sought to be registered exceed $100,000;

(v)	the Company shall not be required to effect any Registration for an offering made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act and shall not be required to effect any Registration (other than on Form S-3) for an offering that is not a firm commitment underwritten offering; and

(vi)	if, after a request for Registration pursuant to this Section 5.01 has been made, the Board of Directors of the Company has determined, in good faith, that the filing of a registration statement to effect such a Registration pursuant to this Section 5.01 would require the disclosure of material information which the Company has a reasonable justification for keeping confidential on the grounds that (upon advice of legal counsel) such disclosure would materially interfere with a proposed or pending bona fide material financing, acquisition or other material transaction of the Company outside the ordinary course of the Company’s business, the Company shall not be obligated to effect such a Registration pursuant to this Section 5.01 until the earlier of the expiration of 90 days after the Company first makes such good faith determination or the completion of such transaction, negotiations or bidding; provided that the Company shall not be permitted to exercise its rights under this Section 5.01 more than twice (not to exceed 90 days in the aggregate) during any twelve-month period.

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SECTION 5.02. Piggyback Registration.

(a) Participation. If the Company at any time proposes to file a Registration Statement or Canadian Prospectus, if applicable, with respect to any offering of its equity securities for its own account or for the account of any other Persons (a “Company Public Sale”) other than a Registration Statement (or substantially equivalent Canadian Prospectus) (i) on Form S-4, Form S-8 or any successor forms thereto, (ii) on any other registration form which may not be used for the registration or qualification for distribution of Registrable Securities, (iii) filed solely in connection with any employee benefit or dividend reinvestment plan, (iv) a Registration Statement relating solely to a Rule 145 transaction under the Securities Act, or (v) for any at-the-market offerings, then, (A) as soon as practicable (but in no event less than 30 days prior to the proposed date of filing of such Registration Statement or Canadian Prospectus, if applicable), the Company shall give written notice of such proposed filing to the Holder(s), and such notice shall offer the Holder(s) the opportunity to Register under such Registration Statement or Canadian Prospectus, if applicable, such number of Registrable Securities as the Holder(s) may request in writing delivered to the Company within a reasonable time of such written notice by the Company, and (B) subject to Section 5.02(c), as soon as practicable after the expiration of such 10-day period (but in no event less than fifteen (15) days prior to the proposed date of filing of such Registration Statement or Canadian Prospectus, if applicable), the Company shall give written notice of such proposed filing to the Holders (other than the Holder(s)), and such notice shall offer each such Holder the opportunity to Register under such Registration Statement or Canadian Prospectus, if applicable, such number of Registrable Securities as such Holder may request in writing within ten (10) days of delivery of such written notice by the Company. Subject to Sections 5.02(b) and (c), the Company shall include in such Registration Statement or Canadian Prospectus, if applicable, all such Registrable Securities that are requested by Holders to be included therein in compliance with the immediately foregoing sentence (a “Piggyback Registration”); provided that if at any time after giving written notice of its intention to Register any equity securities and prior to the effective date of the Registration Statement or Canadian Prospectus, if applicable, filed in connection with such Piggyback Registration, the Company shall determine for any reason not to Register or to delay Registration of the equity securities covered by such Piggyback Registration, the Company shall give written notice of such determination to each Holder that had requested to Register its, his or her Registrable Securities in such Registration Statement or Canadian Prospectus, if applicable, and, thereupon, (1) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith, to the extent payable), and (2) in the case of a determination to delay Registering, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering the other equity securities covered by such Piggyback Registration. If the offering pursuant to such Registration Statement or Canadian Prospectus, if applicable, is to be underwritten, the Company shall so advise the Holders as a part of the written notice given pursuant to this Section 5.02(a), and each Holder making a request for a Piggyback Registration pursuant to this Section 5.02(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering, subject to the conditions of Sections 5.02(b) and (c). If the offering pursuant to such Registration Statement or Canadian Prospectus, if applicable, is to be on any other basis, the Company shall so advise the Holders as part of the written notice given pursuant to this Section 5.02(a), and each Holder making a request for a Piggyback Registration pursuant to this Section 5.02(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis, subject to the conditions of Section 5.02(b) and (c). Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or Canadian Prospectus, if applicable.

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(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Holders that have requested to participate in such Piggyback Registration in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities that the Company or (subject to Section 5.06 (No Inconsistent Agreements; Additional Rights)) any Person (other than a Holder) exercising a contractual right to demand Registration, as the case may be, proposes to sell, (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Registration, which such number shall be allocated pro rata among the Holder(s) that have requested to participate in such Registration based on the relative number of Registrable Securities then held by the Holder(s) (provided that any securities thereby allocated to the Holder(s) that exceed the Holder(s)’s request shall be reallocated among the remaining requesting iinvestors in like manner),and (iii) third, only if all the securities referred to in clause (ii) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Registration, which such number shall be allocated pro rata among the Holders (excluding the Holder(s)) that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (iv) fourth, and only if all of the Registrable Securities referred to in clause (iii) have been included in such Registration, any other securities eligible for inclusion in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect in such Registration.

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(c) Restrictions on Non-Investor Holders. Notwithstanding any provisions contained herein, Holders other than the Investor shall not be able to exercise the right to a Piggyback Registration unless Investor exercises its rights with respect to such Piggyback Registration.

SECTION 5.03. Black-out Periods.

In the event of a Company Public Sale of the Company’s equity securities in an Underwritten Offering, each of the Holders agrees, if requested by the managing underwriter or underwriters in such Underwritten Offering (and, with respect to a Company Public Sale other than the IPO, if and only if the Holder(s) agrees to such request), not to (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Company Shares (including Company Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Company Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Company Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Company Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Company Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a Registration Statement or Canadian Prospectus, if applicable, including any amendments thereto, with respect to the registration of any Company Shares or securities convertible into or exercisable or exchangeable for Company Shares or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case, during the period beginning seven (7) days before and ending 90 days (in the event of the IPO) or 30 days (in the event of any other Company Public Sale) (or, in each case, such other period as may be reasonably requested by the Company or the managing underwriter or underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including the restrictions contained in the FINRA rules or any successor provisions or amendments thereto) after the date of the underwriting agreement entered into in connection with such Company Public Sale, to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided, that no Holder shall be subject to any such black-out period of longer duration than that applicable to the Holder(s) or any director or executive officer who holds Registrable Securities. The Company may impose stop-transfer instructions with respect to the Company Shares (or other securities) subject to the foregoing restriction until the end of the period referenced above.

SECTION 5.04. Registration Procedures.

(a) In connection with the Company’s Registration obligations under Section 5.01 (Demand Registration) or Section 5.02 (Piggy Back Registration), and subject to the applicable terms and conditions set forth therein, the Company shall use, as applicable, its reasonable best efforts to permit the sale of such Registrable Securities under such Registration Statement or Canadian Prospectus, if applicable, in accordance with the intended method or methods of distribution thereof, and in connection therewith the Company shall:

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(i)	to the extent required by this Agreement include the Registrable Securities in the Registration Statement or Canadian Prospectus, if applicable, and before filing a Registration Statement or Canadian Prospectus, if applicable, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, furnish to the underwriters, if any, and the Participating Investor Group, if any, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and the Participating Investor Group and their respective counsel;

(ii)	prepare and file with the SEC (or Canadian Securities Regulatory Authorities, as applicable) such pre- and post-effective amendments to such Registration Statement or Canadian Prospectus, if applicable, supplements to the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be necessary to comply with the Securities Act or as reasonably requested by any Participating Investor Group, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement or Canadian Prospectus, if applicable, during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement or Canadian Prospectus, if applicable;

(iii)	promptly notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC (or Canadian Securities Regulatory Authorities, as applicable) or any request by the SEC (or Canadian Securities Regulatory Authorities, as applicable) or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Canadian Prospectus, if applicable, Prospectus or Issuer Free Writing Prospectus or for additional information; provided by a notice to a representative to be designated by the Participating Holders, which shall be the Holder(s) so long as the Holder(s) is a Participating Holder, (C) of the issuance by the SEC (or Canadian Securities Regulatory Authorities, as applicable) of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC (or Canadian Securities Regulatory Authorities, as applicable) or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects; provided by a notice to a representative to be designated by the Participating Holders, which shall be the Holder(s) so long as the Holder(s) is a Participating Holder, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (F) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

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(iv)	promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or Canadian Prospectus, if applicable, the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement or Canadian Prospectus, if applicable, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC (or Canadian Securities Regulatory Authorities, as applicable), and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(v)	use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;

(vi)	promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to the applicable Registration Statement or Canadian Prospectus, if applicable, such information as the managing underwriter or underwriters and the Participating Investor Group agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

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(vii)	furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement or Canadian Prospectus, if applicable, and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(viii)	deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Issuer Free Writing Prospectus and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

(ix)	cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(x)	use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement or Canadian Prospectus, if applicable, to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xi)	not later than the effective date of the applicable Registration Statement or Canadian Prospectus, if applicable, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company (or the Canadian Depository System, as applicable);

(xii)	make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

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(xiii)	enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as any Participating Investor Group or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xiv)	obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or Canadian Prospectus, if applicable, or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xv)	in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xvi)	cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xvii)	use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xviii)	provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement or Canadian Prospectus, if applicable, from and after a date not later than the effective date of such Registration Statement or Canadian Prospectus, if applicable;

(xix)	use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement or Canadian Prospectus, if applicable, to be listed on each securities exchange on which any of the Company Shares are then listed or quoted and on each inter-dealer quotation system (and Canadian Exchange, if applicable) on which any of the Company Shares are then quoted;

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(xx)	make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Participating Investor Group, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement or Canadian Prospectus, if applicable, and by any attorney, accountant or other agent retained by such Participating Investor Group or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement or Canadian Prospectus, if applicable, as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 5.04(a)(xx) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required by law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has actual knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person; and

(xxi)	in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b) The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c) Each Participating Holder agrees that, upon delivery of any notice by the Company of the happening of any event of the kind described in Section 5.04(a)(iii)(C), (D), or (E) or Section 5.04(a)(iv), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement or Canadian Prospectus, if applicable, until (i) such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 5.04(a)(iii), (ii) such Holder is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, (iii) such Holder is advised in writing by the Company of the termination, expiration or cessation of such order or suspension referenced in Section 5.04(a)(iii)(C) or (E) or (iv) such Holder is advised in writing by the Company that the representations and warranties of the Company in such applicable underwriting agreement are true and correct in all material respects. If so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities current at the time of delivery of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement or Canadian Prospectus, if applicable, is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Canadian Prospectus, if applicable, either receives the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 5.04(a)(iii) or is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus may be resumed.

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SECTION 5.05. Underwritten Offerings.

(a) Underwritten Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 5.02 (Piggyback Registration) and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 5.02 (Piggyback Registration) and subject to the provisions of Sections 5.02(b) and (c), arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Participating Holders shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling shareholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating Holder shall not be required to make any representations or warranties to, or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities or any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such Underwritten Offering.

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(b) Participation in Underwritten Registrations. Subject to the provisions of Sections 5.05(a) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

SECTION 5.06. No Inconsistent Agreements; Additional Rights. The Company is not currently a party to, and shall not hereafter enter into without the prior written consent of the Holder(s), any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement, including allowing any other holder or prospective holder of any securities of the Company (a) registration rights in the nature or substantially in the nature of those set forth in Section 5.01 (Piggyback Registration) that would have priority over the Registrable Securities with respect to the inclusion of such securities in any Registration.

SECTION 5.07. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA and if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 2720 of the National Association of Securities Dealers, Inc. (or any successor provision), and of its counsel, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of one legal counsel and one accounting firm as selected by the holders of a majority of the Registrable Securities included in such Registration, (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (x) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xi) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xii) all expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging and (xiii) any other fees and disbursements customarily paid by the issuers of securities. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay any underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

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SECTION 5.08. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each of the Holders, each of their respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Canadian Prospectus, if applicable, under which such Registrable Securities were Registered under the Securities Act (or Canadian Securities Laws, as applicable) (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein), any Issuer Free Writing Prospectus or amendment or supplement thereto, or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, (iii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company or any of its Subsidiaries in connection with any such registration, qualification, compliance or sale of Registrable Securities, (iv) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) or (v) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto, and the Company will reimburse, as incurred, each such Holder and each of their respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and controlling Persons and each of their respective Representatives, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or Canadian Prospectus, if applicable, or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof or (B) an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least five (5) days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

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(b) Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 5.08 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after delivery of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action, consent to entry of any judgment or enter into any settlement, in each case without the prior written consent of the indemnified party, unless the entry of such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party, and provided that any sums payable in connection with such settlement are paid in full by the indemnifying party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 5.07(b), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, and/or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

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(c) Contribution. If for any reason the indemnification provided for in Section 5.08(a) is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement or Canadian Prospectus, if applicable, filed with the SEC (or in case of a Canadian Prospectus, filed with the Canadian Securities Regulatory Authorities) by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5.08(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5.08(c). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 5.08(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.08(c), in connection with any Registration Statement or Canadian Prospectus, if applicable, filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation. If indemnification is available under this Section 5.08 (Indemnification), the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 5.08(a) hereof without regard to the provisions of this Section 5.08(c).

(d) No Exclusivity. The remedies provided for in this Section 5.08 (Indemnification) are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.

(e) Survival. The indemnities provided in this Section 5.08 (Indemnification)shall survive the transfer of any Registrable Securities by such Holder.

SECTION 5.09. Rules 144 and 144A and Regulation S. The Company covenants that it will file, on a timely basis, the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of the Investor(s), make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as the Investor(s) may reasonably request, all to the extent required from time to time to enable the Holders, to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

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SECTION 5.10. Clear Market. With respect to any Underwritten Offerings of Registrable Securities by the Investor(s), the Company agrees not to effect any public sale or distribution, or to file any Registration Statement covering any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten (10) days prior and sixty (60) days following the effective date of such offering or such longer period up to ninety (90) days as may be requested by the managing underwriter for such Underwritten Offering. “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, employees, consultants, customers, lenders or vendors of the Company or its Subsidiaries or in connection with dividend reinvestment plans.

SECTION 5.11. In-Kind Distributions. If any Holder seeks to effectuate an in-kind distribution of all or part of its Company Shares to its direct or indirect equityholders, the Company will reasonably cooperate with and assist such Holder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of Company Shares without restrictive legends, to the extent no longer applicable).

ARTICLE VI

MISCELLANEOUS

SECTION 6.01. Term. This Agreement shall terminate with respect to any Holder (a) with the prior written consent of the Investor(s) in connection with the consummation of a Change of Control (including any Deemed Liquidation Event (as defined in the Company Stockholders Agreement), (b) for those Holders that beneficially own less than 1% of the Company’s outstanding Company Shares, if all of the Registrable Securities then owned by such Holder could be sold in any ninety (90)-day period pursuant to Rule 144, (c) as to any Holder, if all of the Registrable Securities held by such Holder have been sold in a Registration pursuant to the Securities Act or pursuant to an exemption therefrom or cease to be Registrable Securities as defined herein or (d) with respect to any Employee Shareholder, on the date on which such Employee Shareholder ceases to be an employee of the Company or its Subsidiaries. Notwithstanding the foregoing, the provisions of Sections 5.08, 5.09 and 5.11 and all of this Article VI shall survive any such termination. Upon the written request of the Company, each Holder agrees to promptly deliver a certificate to the Company setting forth the number of Registrable Securities then beneficially owned by such Holder.

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SECTION 6.02. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

SECTION 6.03. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

SECTION 6.04. Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via facsimile to the number set out below or on Schedule A, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (d) when transmitted via email (including via attached pdf document) to the email address set out below or on Schedule A, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or (e) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties as applicable, at the address, facsimile number or email address set forth on Schedule A (or such other address, facsimile number or email address as such Holder may specify by notice to the Company in accordance with this Section 6.04 (Notices)) and the Company at the following addresses:

GOLD TORRENT, INC.

960 Broadway, Suite 530

Boise, ID 83706

Attn: Daniel Kunz, CEO

with a copy (which shall not constitute notice), to:

Kane Kessler P.C.

666 Third Avenue

New York, NY 10017-4041

Attn: Peter Campitiello

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SECTION 6.05. Publicity and Confidentiality. Each of the parties hereto shall keep confidential this Agreement and the transactions contemplated hereby, and any Confidential Information received pursuant hereto, and shall not disclose, issue any press release or otherwise make any public statement relating hereto or thereto without the prior written consent of the Company and the Investor(s) unless so required by applicable law or any governmental authority; provided that no such written consent shall be required (and each party shall be free to release such information) for disclosures (a) to each party’s partners, members, advisors, employees, agents, accountants, trustee, attorneys, Affiliates and investment vehicles managed or advised by such party or the partners, members, advisors, employees, agents, accountants, trustee or attorneys of such Affiliates or managed or advised investment vehicles, in each case so long as such Persons agree to keep such information confidential or (b) to the extent required by law, rule or regulation.

SECTION 6.06. Amendment. The terms and provisions of this Agreement may only be amended, modified or waived at any time and from time to time by a writing executed by the Company and the Investor(s) holding a majority of the then-outstanding Registrable Securities held by the Investor(s) and its assigns; provided, that any amendment, modification or waiver that would disproportionately and adversely affect the rights, benefits or obligations of any other Holders or group of Holders in a different manner than all of the Holders, shall require the written consent of such Holder or the Holders holding a majority of the then-outstanding Registrable Securities held by the Holders other than the Investor(s).

SECTION 6.07. Successors, Assigns and Transferees. The rights and obligations of each party hereto may not be assigned, in whole or in part, without the written consent of (i) the Company and (ii) the Investor(s) holding a majority of the then-outstanding Registrable Securities held by the Investor(s) and its assigns; provided, however, that notwithstanding the foregoing, the rights and obligations set forth herein may be assigned, in whole or in part, by the Investor(s) to any transferee of Registrable Securities that holds (after giving effect to such transfer) in excess of one percent (1%) of the then-outstanding Registrable Securities, and such transferee shall, with the written consent of the transferring Investor(s), be treated as a Holder for all purposes of this Agreement (each Person to whom the rights and obligations are assigned in compliance with this Section 6.07 is a “Permitted Assignee” and all such Persons, collectively, are “Permitted Assignees”); provided further, that such transferee shall only be admitted as a party hereunder upon its, his or her execution and delivery of a joinder agreement, in form and substance acceptable to each Holder, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the Holders determine are necessary to make such Person a party hereto), whereupon such Person will be treated as a Holder for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the transferring Holder with respect to the transferred Registrable Securities (except that if the transferee was a Holder prior to such transfer, such transferee shall have the same rights, benefits and obligations with respect to the such transferred Registrable Securities as were applicable to Registrable Securities held by such transferee prior to such transfer). Nothing herein shall operate to permit a transfer of Registrable Securities otherwise restricted by the Company Stockholders Agreement or any other agreement to which any Holder may be a party.

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SECTION 6.08. Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.

SECTION 6.09. Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than those Persons entitled to indemnity or contribution under Section 5.08 (Indemnification), each of whom shall be a third party beneficiary thereof) any right, remedy or claim under or by virtue of this Agreement.

SECTION 6.10. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) ANY FEDERAL COURT LOCATED IN NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

SECTION 6.11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11.

SECTION 6.12. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

SECTION 6.14. Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY

GOLD TORRENT, INC.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

CRH MEZZANINE PTE. LTD.:

INVESTOR(S)

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

DANIEL KUNZ:

(SOLELY FOR THE PURPOSES OF SECTION 2.07)

ADDRESS:

[Signature Page to Investor Rights Agreement]

Schedule A

HOLDER	with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP 1400 Wewatta Street Suite 400 Denver, Colorado 80202 Attn: Kenneth G. Sam Facsimile: 303-629-3450 Email: sam.kenneth@dorsey.com

Schedule 2.07

1.	Chesapeake Gold Corp. listed on the TSX Venture Exchange (Symbol CKG) and the OTCQX market (Symbol: CHPGF).

2.	Gunpoint Exploration Ltd listed on the TSX Venture Exchange (Symbol: GUN).

3.	Silver Bull Resources, Inc. listed on the TSX Venture Exchange (Symbol: SVB) and the OTCQB market (Symbol: SVBL).

4.	Greenbriar Capital Corp. listed on the TSX Venture Exchange (Symbol: GRB).

5.	Daniel Kunz & Associates LLC private consulting company